UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 11, 2006

EMPYREAN HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

11200, Westheimer Rd., Suite 900, Houston, TX 77042

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2005, the Company filed an 8K reporting an agreement for the purchase of stock between the Company and Hesperia Advisors, dated April 8, 2005. An Addendum to that Stock Purchase agreement was finalized with Hesperia Advisors Limited on June 30, 2006. The implementation of the items agreed upon between the two parties were progressively implemented and fully completed on July 7, 2006. Under the Addendum, the parties agreed:

A: To make amends for the unfortunate loss of the Key West condo in December last year, a town home, with an appraised value of $211,000, was deeded to the company's wholly owned subsidiary, Empyrean Properties, Inc. Furthermore the Note of $219,163 due to Hesperia and outstanding in Empyrean's book was forgiven in full by Hesperia.

B: For the payment of 1,000,000 shares of Empyrean convertible Preferred stock, Hesperia has also deeded another three unencumbered town homes with the total appraised value of $561,000 to Empyrean.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006                                                                                         EMPYREAN HOLDINGS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director